Exhibit 4.6

PRIVATE & CONFIDENTIAL

3 December 2010

BETWEEN

FAST BOOST HOLDINGS LIMITED

(Borrower)

AND

PHILLIP VENTURES ENTERPRISE FUND 2 LTD

(Lender)

AND

FAME BRILLIANT GROUP LIMITED

(Warrantor)

AND

HONG JINSHAN

(Warrantor)

AND

OR SIU FONG

(Warrantor)

SUPPLEMENTAL AGREEMENT

KHATTARWONG

Partnership in Practice

80 Raffles Place,

#25-01 UOB Plaza 1, Singapore 048624

Tel: 65-6535 6844 / Fax 65-6534 4892

Email kwp@khattarwong.com

THIS SUPPLEMENTAL AGREEMENT is made on the 3rd day of December 2010 AMONGST:

(1)                                 FAST BOOST HOLDINGS LIMITED (Company Registration. 1463677), a corporation incorporated under the laws of the British Virgins Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (the “Borrower”);

(2)                                 PHILLIP VENTURES ENTERPRISE FUND 2 LTD. (Company Registration: 200609453C), a company incorporated in Singapore with its registered address at 250 North Bridge Road, #06-00 Raffles City Tower, Singapore 179101 (the “Lender”);

(3)                                 FAME BRILLIANT GROUP LIMITED (Company Registration No. 1462170) a corporation incorporated under the laws of the British Virgins Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (“Fame Brilliant”);

(4)                                 HONG JINSHAN (Hong Kong Passport/IC No.: R333454(5)), of Room 502, Block 3D, Donggang Huayuan, Zhifang Road, Shishi City, Fujian, the People’s Republic of China (“Hong”); and

(5)                                 OR SIU FONG (Hong Kong Passport/IC No.: P722887(6)), of Flat C, 22/F., Block 5, Laguna Verde The Greenwood, 8 Laguna Verde Avenue, Hong Kong (“Or”),

(Hong and Or shall collectively be termed the “Founders”, and each, a “Founder”; Fame Brilliant and the Founders shall collectively be termed the “Warrantors”, and each, a “Warrantor”),

(collectively, the “Parties” and, each, a “Party”).

BACKGROUND:

(A)                               The Parties entered into a convertible loan agreement dated 24 December 2008 under which the Lender extended a loan of S$4 million to the Borrower. This agreement was varied by a supplemental agreement dated 15 January 2010. The convertible loan agreement, as varied by the supplemental agreement shall be termed, the “First Agreement”.

(B)                               The Parties entered into a second convertible loan agreement dated 15 January 2010 under which the Lender extended another loan of S$4 million to the Borrower (the “Second Agreement”). Pursuant to the First Agreement and the Second Agreement (collectively, the “Convertible Loan Agreements”), the Lender extended an aggregate sum of S$8.0 million (the “Aggregate Loan”) to the Borrower.

(C)                               The Parties has since agreed to abandon the IPO, and in its stead, it is intended that the Group will undertake an initial public offering in the United States of America (the “New IPO”). In connection with the New IPO:

(i)                                     ZUOAN FASHION LIMITED (the “Cayman Listco”) was incorporated as an exempted company in the Cayman Islands with limited liability with effect from 24 August 2010; and

(ii)                                  A share swap was undertaken such that the Cayman Listco (instead of the Listco) became the holding company of the Borrower (the “New Share Swap”),

(the “Additional Restructuring Steps”).

(D)                               It is further intended that after the completion of the Restructuring Exercise and the Additional Restructuring Steps, the Group would be enlarged to include the Cayman Listco in place of Listco, and Cayman Listco would undertake the New IPO, an initial public offering of American depository shares representing ordinary shares in the capital of Cayman Listco (the “ADS”s), and apply for the ADSs to be listed on NYSE (the “US Listing”).

(E)                                In connection with the US Listing, following further negotiation between the Parties, the Parties intend to amend the terms and conditions of the Convertible Loan Agreements as set out in this Supplemental Agreement.

IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS

1.1                               Unless otherwise defined, terms and phrases defined in the Convertible Loan Agreements shall have the same meanings when used in this Supplemental Agreement.

1.2                               The provisions of Clauses 1.2 to 1.5 of the First Agreement shall mutatis mutandis apply to this Supplemental Agreement as if repeated in this Supplemental Agreement.

2.                                      AMENDMENT OF THE CONVERTIBLE LOAN AGREEMENTS

2.1                               Amendments to Clause 1.1 of both Convertible Loan Agreements

Clause 1.1 of both Convertible Loan Agreements be amended as follows:

(a)                                 The definition of “Business Day” shall be replaced in its entirety by the following:

““Business Day” means a day (other than Saturday, Sunday or a gazetted public holiday on which commercial banks are open for business in New York, United States of America, the Hong Kong Special Administrative Region, and the PRC;”;

(b)                                 The definition of “Conversion Shares” shall be replaced in its entirety by the following:

““Conversion Shares” means the Cayman Listco Shares to be issued and credited as fully paid-up upon the conversion of the Loans;”;

(c)                                  The definition of “Deed of Charge” shall be replaced in its entirety by the following:

““Deed of Charge” means, as the case may be, (i) the deed executed by Fame Brilliant in favour of the Lender granting a charge over 15,408 ordinary shares in the capital of the Listco dated 24 December 2008 which was subsequently varied by a supplemental deed of charge dated 22 January 2010, which has been discharged by a deed of discharge dated 29 September 2010; or (ii) the deed to be executed by Fame Brilliant in favour of the Lender granting a charge over 15,408 ordinary shares in the capital of Cayman Listco of par value USD$0.01 each in the agreed form;”;

(d)                                 The definition of “Group” or “Group Companies” shall be replaced in its entirety by the following:

““Group” or “Group Companies” means the Borrower and its subsidiaries, and (i) before the completion of the Additional Restructuring Steps, Listco, subject to Listco becoming the holding company of the Borrower in connection with the Restructuring Exercise; or (ii) Cayman Listco, upon Cayman Listco becoming the holding company of the Borrower after the completion of the Additional Restructuring Steps, and “Group Company” means any or a specific corporation within the Group;”;

(e)                                  The definition of “IPO Price” shall be replaced in its entirety by the following:

““IPO Price” means the value of a Cayman Listco Share computed based on the offering price of the ADS representing Cayman Listco Shares to be listed on NYSE in connection with the US Listing as calculated below;

IPO Price	=	Offering price per ADS at US Listing
Number of Cayman Listco Shares represented by one ADS

(f)                                   The definition of “Listing Date” shall be replaced in its entirety by the following:

““Listing Date” means the date of the ADSs are listed on the NYSE;”;

(g)                                  The definition of “Maturity Date” shall be replaced in its entirety by the following:

““Maturity Date” means 31 January 2011, or such other date and subject to such terms and conditions as may be mutually agreed amongst the Parties;”;

(h)                                 The definition of “Moratorium” shall be replaced in its entirety by the following:

““Moratorium” means such moratorium on the transfer or disposal of interests in the Cayman Listco Shares as stipulated in Clause 11;”;

(i)                                     The definition of “Preliminary IPO Price” shall be replaced in its entirety by the following:

““Preliminary IPO Price” means the estimated IPO Price computed based on the estimated offering price per ADS in the US Listing as communicated by the Underwriter to the Cayman Listco, which shall be computed as follows:

Preliminary	=	Mid-point of the Estimated Price Range
IPO Price		Number of Cayman Listco Shares represented by one ADS

(j)                                    The definition of “Underwriting Agreement” shall be replaced in its entirety by the following:

““Underwriting Agreement” means the underwriting agreement to be executed amongst, inter alia, the Cayman Listco and the Underwriters in connection with the US Listing;”;

(k)                                 The following definitions be deleted:

(i)                                     Conversion Date;

(ii)                                  MAS;

(iii)                               Provenance;

(iv)                              Sale Shares; and

(v)                                 UOB Kay-Hian;

(l)                                     The following new definitions be inserted, such that they appear in alphabetical order in amongst the list of words and expressions defined:

(i)                                    (1)                                  ““Additional Restructuring Steps” means additional corporate restructuring action undertaken in connection with the US Listing, being:

(a)                                 the establishment and incorporation of Cayman Listco as an exempted company in the Cayman Islands with limited liability; and

(b)                                 the share swap undertaken such that the Cayman Listco (instead of the Listco) became the holding company of the Borrower;”;

(2)                                 the phrase “and the Additional Restructuring Steps” be inserted after the phrase “in connection with the Restructuring Exercise”, in:

(a)                                 the First Agreement

•                            In Clause 8.1(b)

•                            In Clause 8.2(b)

•                            In Clause 12.1

(b)                                 the Second Agreement

•                            In Clause 7.1(b)

•                            In Clause 7.2(b)

•                            In Clause 11.1; and

(3)                                 the phrase ”, save as provided in the Restructuring Exercise or the Additional Restructuring Steps” be inserted at the end of Clause 8.2(c) of the First Agreement and Clause 7.2(c) of the Second Agreement;

(ii)                                  ““ADS” means American depository shares representing the Cayman Listco Shares to be listed on NYSE”;

(iii)                              (1)                                  ““Cayman Listco” means Zuoan Fashion Limited, an exempted company in the Cayman Islands with limited liability with effect from 24 August 2010;”

(2)                                 the term “Listco” shall be replaced with “Cayman Listco” in:

(a)                                 the First Agreement

•                            In the 3 instances in Clause 2.2

•                            In Clause 6.1

•                            In Clause 7.3

•                            In the introductory paragraph of Clause 8.1

•                            In the phrase “outstanding shares by the Borrower or the Listco” in Clause 8.1(a)

•                            In the 2 instances in Clause 11.1

•                            In Clause 12.1

•                            In Clause 12.2(a)

•                            In the 2 instances in Clause 12.2(b)

•                            In Clause 12.3

•                            In Clause 15.1(j)

(b)                                 the Second Agreement

•                            In the 3 instances Clause 2.2

•                            In Clause 6.3

•                            in the 2 instances appearing in the introductory paragraph of Clause 7.1

•                            In the phrase “outstanding shares by the Borrower or the Listco” in Clause 7.1(a)

•                            In the 2 instances in Clause 10.1

•                            In Clause 11.1

•                            In Clause 11.2(a)

•                            In the 2 instances in Clause 11.2(b)

•                            In Clause 11.3

•                            In Clause 14.1(j)

(3)                                 the phrase “(whilst the Listco is the holding company of the Borrower); or the Cayman Listco (whilst the Cayman Listco is the holding company of the Borrower)” shall be added after the phrase “the Listco”, appearing in:

(a)                                 the First Agreement

•                            where it first appears in Clause 8.1(a)

•                            in the introductory paragraph of Clause 8.1(c)

•                            In Clause 8.1(c)(i)

•                            In Clause 8.1(c)(ii)

•                            In Clause 8.2(b)

•                            In Clause 8.2(h)

•                            In Clause 8.2(i)

•                            in the 3 instances in Clause 8.3

•                            in the 2 instances in Clause 9.1(f)

(b)                                 the Second Agreement

•                            Where it first appears in Clause 7.1(a)

•                            In the introductory paragraph of Clause 7.1(c)

•                            In Clause 7.1(c)(i)

•                            In Clause 7.1(c)(ii)

•                            in Clause 7.2(b)

•                            In Clause 7.2(c)

•                            In Clause 7.2(h)

•                            In Clause 7.2(i)

•                            In the 3 instances in Clause 7.3

•                            In the 2 instances in Clause 8.1(f)

(iv)                              “Cayman Listco Shares” means ordinary shares in the capital of Cayman Listco”;

(v)                                 ““Estimated Price Range” means the range of the estimated offering price per ADS as disclosed in the Registration Statement””;

(vi)                              ““Registration Statement” means the registration statement to be filed with the SEC in connection with the US Listing;”;

(vii)                           ““SEC” means the Securities and Exchange Commission of the United States of America;”;

(viii)                       (1)                                  ““US Listing” means the listing of the ADSs on NYSE”;

(2)                                 the word “Listing” shall be replaced with “US Listing”, in the following instances:

(a)                                      In the introductory paragraph of Clause 8.1 and Clause 14(a) of the First Agreement; and

(b)                                      In the Introductory paragraph of Clause 7.1 and Clause 13.1(a) of the Second Agreement; and

(3)                                 adding the phrase “or US Listing” after the phrase “the Listing”, appearing in:

(a)                                      in the introductory paragraph of Clause 8.1(b) and Clause 14.1(e) of the First Agreement; and

(b)                                      in the introductory paragraph of Clause 7.1(b) and Clause 13.1(d) of the Second Agreement; and

(ix)                              ““Underwriters” means Cowen and Company and other underwriters designated in the Underwriting Agreement;”.

2.2                               Other Amendments

(a)                                 Clause 7.1 of the First Agreement and Clause 6.1 of the Second Agreement shall be replaced in their entirety by the following

“All (and not some only) of the Loans shall automatically be converted into Conversion Shares on or at any time immediately after the Borrower has delivered to the Lenders a Conversion Notice signed by an authorised signatory of the Borrower. The Borrower shall issue such a Conversion Notice to the Lenders when the Underwriters communicate to the Cayman Listco the Preliminary IPO Price.”

(b)                                 Clause 9.1(c) of the First Agreement and Clause 8.1(c) the Second Agreement shall be replaced in its entirety by the following:

“the Borrower shall submit a US Listing application to the NYSE within 12 months from the Drawdown Date;”

(c)                                  Clause 9.1(d) of the First Agreement and Clause 8.1(d) of the Second Agreement, respectively, shall be replaced in its entirety by the following:

“in the event that the Borrower seeks listing on an exchange other than NYSE on or before the Maturity Date, the Lenders shall have the same rights as stated in this Agreement;”

(d)                                 Clause 9.1(e) of the First Agreement and Clause 8.1(e) of the Second Agreement shall be replaced in its entirety by the following:

“in the event that the Redemption shall have occurred or the Put Option shall have been exercised and the Borrower seeks listing within 2 years thereafter (as the case may be), the Lenders shall be entitled to make an investment directly or indirectly in the Borrower or the WFOE on the same terms and conditions as stated in this Agreement;”; and

(e)                                  Clause 10.1 of the First Agreement and Clause 9.1 of the Second Agreement shall be replaced in its entirety by the following:

“...

(d)                                 The Put Option Period shall be for 3 months commencing immediately from any of the following events:

(i)                                    withdrawal of the Registration Statement;

(ii)                                rejection of the US Listing application by the NYSE;

(iii)                            issuance of a stop order suspending the effectiveness of the Registration Statement by the SEC;

(iv)                              occurrence of any Event of Default; or

(v)                                  the IPO is aborted for whatever reasons including (i), (ii), (iii) and (iv) above.

(e)                                  The Put Option Notice shall not be served on the Founders in the event that the ADSs are successfully listed on NYSE. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Put Option shall lapse and cease to have any further effect upon the successful US Listing and quotation of the ADSs on the NYSE.”;

(f)                                   The phrase “Notice of Transfer” appearing twice in Clause 12.7 of the First Agreement and Clause 11.7 of the Second Agreement be replaced with “Sale Notice”.

(g)                                  The phrase “date of Listing” appearing in Clause 13.1 and Clause 12.1 of the Second Agreement be replaced with “Listing Date”.

(h)                                 Clause 14.1(b) of the First Agreement and Clause 13.1(b) of the Second Agreement shall be replaced in its entirety by the following:

“the conversion into Conversion Shares pursuant to Clause 7 does not take place by Maturity Date (or such later date as may be determined by the Lenders at their sole discretion);”

(i)                                     Clause 24.3(b) of the First Agreement and Clause 23.3(b) of the Second Agreement, respectively, shall be replaced in its entirety by the following:

“to any information whatsoever requested or required to be delivered by applicable law or rules or by a court of competent jurisdiction or by any governmental body or regulatory authority including and the SGX-ST and NYSE or the Securities Industry Council and SEC; and”; and

(j)                                    Schedule 2 of the First Agreement and Schedule 1 and the Second Agreement shall be replaced in its entirety by Schedule 1 of this Supplemental Agreement.

3.                                      OTHER AMENDMENTS TO THE FIRST AGREEMENT

Clause 1.1 of the First Agreement shall be amended by:

(a)                                 replacing the definition of “Declined Subscription Shares” in its entirety with the following:

““Declined Subscription Shares” has the meaning ascribed to it in Clause 8.1(b)(ii);”;

(b)                                 replacing the definition of “Exercising Lender” in its entirety with the following:

“Exercising Lender” has the meaning ascribed to it in Clause 10.1 (a)”; and

(c)                                  replacing the definition of “Redemption” in its entirety with the following:

“Redemption” means the redemption of the Loans by the Borrower as described in Clause 14;”.

4.                                      OTHER AMENDMENTS TO THE SECOND AGREEMENT

4.1                               The date “31 December 2010” appearing Clause 6.2(c) of the Second Agreement shall be replaced with “31 January 2011”:

4.2                               Clause 7.4 of the Second Agreement shall be replaced as follows:

“The Parties agree that the provisions in this Clause 7 shall not apply to the issue of any new Cayman Listco Shares or other securities or instruments convertible into or otherwise exchangeable into Cayman Listco Shares (directly or indirectly) (“New Securities”) and the subscription of any of such New Securities by new investor(s) shall be on such terms that are not more favourable than this Agreement.”

4.3                               Clause 10.3 of the Second Agreement shall be replaced in its entirety by the following:

“In the event that, any shareholder of the Cayman Listco offers his Cayman Listco Shares or ADSs for sale in connection with the US Listing (the “Vendor Sale”) the Lender shall be entitled to similarly offer its Cayman Listco Shares or ADSs for sale in connection with the US Listing subject to such limitations as may be imposed by the Underwriter.”

5.                                      CONFIRMATION AND INCORPORATION; CONFIRMATION OF NO BREACH

5.1                               Except to the extent expressly varied or amended by the provisions of this Agreement, the terms and conditions of the Convertible Loan Agreements are hereby confirmed by the Parties and shall remain in full force and effect.

5.2                               References to either Convertible Loan Agreements, in any document or instrument however expressed, shall be read and construed as references to the Convertible Loan Agreement as varied or amended and supplemented by this Agreement.

5.3                               Each of the Parties confirms that there is no breach by the other Parties under the Convertible Loan Agreements (as amended by this Agreement), and without prejudice to the confirmation, to release the other Parties from any such breach.

6.                                      MISCELLANEOUS

6.1                               Each Party shall bear its own legal, professional and other costs and expenses incurred in connection with the negotiation, preparation or completion of this Supplemental Agreement.

6.2                               This Supplemental Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart. Each counterpart may be signed and executed by the Parties and transmitted by facsimile or electronic transmission and shall be as valid and effectual as if executed as an original.

6.3                               This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of Singapore.

6.4                               For avoidance of doubt, a party who is not a Party to this Agreement has no rights under the Contracts (Right of Third Parties) Act (Cap. 53B) of Singapore to enforce any term of this Agreement, but this does not affect any right or remedy of third party which exists apart from this Act.

6.5                               In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each Party irrevocably and unconditionally submits to the jurisdiction of the courts of Singapore and waives any objection to the Proceedings in any such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum or similar grounds.

SCHEDULE 1

CONVERSION NOTICE

To:	Lender

Date:

We refer to the Convertible Loan Agreements (the “Agreements”) dated 24 December 2008 (varied on 15 January 2010) and 15 January 2010, respectively, amongst (1) us, as a borrower, (2) you, as Lender, (3) Fame Brilliant (as defined in the Agreement) and (4) the Founders (as defined in the Agreement) in relation to the convertible loans of an aggregate sum of S$8.0 million.

Terms defined in the Agreements shall have the same meanings in this Conversion Notice unless the context requires otherwise. References to a Clause are to a clause of the Agreements.

In accordance with Clause 7.2 and/or Clause 6.2 and the Second Agreement (as the case may be), we hereby give you notice that the total number of Conversion Shares to be allotted and issued to you and (at your direction) your nominee is             and we will issue to you and (at your direction) your nominee such number of Conversion Shares on            :

Yours faithfully

for and on behalf of

FAST BOOST HOLDINGS LIMITED

Name:

Title:

IN WITNESS WHEREOF, the Parties have hereunto entered into this Supplemental Agreement on the date as set out above.

THE BORROWER

SIGNED by	)
OR SIU FONG	)
for and on behalf of	)
FAST BOOST GROUP HOLDINGS LIMITED	)	/s/ Or Siu Fong
in the presence of:	)

Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness

FAME BRILLIANT

SIGNED by	)
OR SIU FONG	)
for and on behalf of	)
FAME BRILLIANT GROUP LIMITED	)	/s/ Or Siu Fong
in the presence of:	)

Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness

THE LENDERS

SIGNED by	)
TIMOTHY CHAN	)
for and on behalf of	)	/s/ Timothy Chan
PHILLIP VENTURES ENTERPRISE FUND 2 LTD	)
in the presence of:	)

Witness:

/s/ PAULINE CHOON
Signature of witness

PAULINE CHOON
Name of witness (block letters)

250 North Bridge Rd #06-00 Raffles City Tower(S) 179101.
Address of witness

THE FOUNDERS

SIGNED by	)
HONG JINSHAN	)	/s/ Hong Jinshan
in the presence of:	)
Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness

SIGNED by	)
OR SIU FONG	)	/s/ Or Siu Fong
in the presence of:	)
Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness